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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

   We consent to the use of our report dated 26 May 1999 with respect to the balance sheets of Cable & Wireless Global Marine as of 31 March 1999 and 1998 and the results of their operations and cashflows for each of the years in the three-year period ended 31 March 1999, incorporated by reference into the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (333-94449) dated April 18, 2000, of Global Crossing Ltd. and Global Crossing Holdings Ltd. and to the references to our firm under the headings "Experts" and "Global Marine Systems selected historical financial information" in the Pre-Effective Amendment No. 2 to the Registration Statement.

                                                    Yours faithfully

                                                   /s/ KPMG Audit Plc
                                                     KPMG Audit Plc

Ipswich, England
April 14, 2000